                                                                    Exhibit 10.1

                                    AGREEMENT

     THIS AGREEMENT  (this  "Agreement") is made and entered into as October 13,
2006 by and between  Southwest  Iowa  Renewable  Energy,  LLC,  an Iowa  limited liability  company  ("Producer")  and  Bunge  North  America,  Inc.,  a New York
corporation  ("Bunge") (each of Producer and Bunge, a "Party" and  collectively, the "Parties").

     A.  Producer  intends to construct  and own an ethanol  plant  located near
Council Bluffs, Iowa (the "Facility").

     B. As of the date of this  Agreement,  Bunge  has  subscribed  to  become a
Member of Producer pursuant to the Amended and Restated  Operating  Agreement of
Producer dated June 2, 2006 ("Operating Agreement").

     C. Bunge owns and operates grain  facilities in Council Bluffs,  Iowa, from which it currently conducts grain merchandising business (the "CB Elevator").

     D. Bunge holds an equity  interest  in  AGRI-Bunge,  LLC,  an Iowa  limited liability  company  ("A-B").  A-B and Producer are parties to a Grain  Feedstock
Agency Agreement  ("Agency  Agreement")  under which A-B is acting as Producer's agent in procuring corn for the Facility meeting the specifications described in the Agency Agreement ("Corn").

     E. Bunge and Producer desire to set forth certain agreements  regarding the use of the CB Elevator.

     NOW, THEREFORE, the Parties agree as follows:

1.   CB Elevator.

     1.1 Sale to City. Bunge shall use commercially  reasonable efforts from and after the date of this  Agreement to sell the CB Elevator to the City of Council
Bluffs (the "City") upon such terms and at such price as Bunge deems  acceptable in its sole  discretion.  Producer agrees to publicly support Bunge's efforts to sell the CB  Elevator  to the City and to not take any  actions or  release  any statements inconsistent with such efforts.

     1.2 Sale or Lease to Third Party.  If Bunge is  unsuccessful in selling the
CB  Elevator  to the City,  Bunge may elect at any time  during the term of this
Agreement  to sell or lease the CB Elevator  to a third  party;  provided,  that
Producer  shall  have a right of  first  refusal  to  purchase  or lease  the CB
Elevator at the same price and on the same terms as Bunge  proposes for the sale or lease of the CB Elevator to a third party. Producer shall have a period of 30 days after written notice from Bunge to Producer  describing the terms and price for the sale or lease to a third party ("Sale  Notice") to exercise its right of first refusal to purchase or lease the CB Elevator by delivering  written notice of  exercise  to Bunge  ("Exercise  Notice").  If  Producer  does not deliver an
Exercise  Notice  within such 30-day  period  after the Sale Notice (or Producer provides written notice of election not to exercise its right of first refusal),
Bunge shall be free to sell the CB Elevator to the proposed third party upon the terms  and at the  price  stated  in the Sale  Notice.  If

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Bunge has not sold or leased the CB  Elevator  within 60 days  after  Producer's failure to deliver an Exercise Notice (or 60 days after Producer's notice not to exercise its right),  the CB Elevator may not be sold  without  again  complying with this  Section  1.2.  If  Producer  delivers  an  Exercise  Notice to Bunge,
Producer shall complete its purchase or lease of the CB Elevator  within 60 days after the Exercise  Notice upon the terms  contained in the Sale Notice.  Unless
Bunge sells or leases the CB Elevator in  accordance  with  Sections 1.1 or 1.2,
Bunge and Producer may, at Producer's sole discretion,  negotiate terms mutually agreeable  to the  parties for  Producer  to lease the CB  Elevator  for standby storage of Corn.

2.   Restrictions in Facility Service Area.

     2.1 Restriction on Corn  Activities.  After the  Restriction  Date, none of
Bunge or any  Affiliate  of Bunge  ("Bunge  Entity")  will 2.1 * or * within a *
radius of the Facility (the  "Facility  Service  Area") for * or * thereof other than any activities or services performed by * in connection with the *. A Bunge
Entity may * to be * within the  Facility  Service  Area if: (i) the contract is not with a *, (2) a * is not the *, and (3) the Producer is * provided that such
* must be promptly * by  Producer's  general  manager or his  designee,  and any unavailability or failure to * shall be deemed a *.

*OMITTED  PURSUANT TO A REQUEST FOR CONFIDENTIAL  TREATMENT WHICH HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     2.2 Restriction on Ethanol Investments. No Bunge Entity will invest (either directly or indirectly) in an ethanol  production  facility  within the Facility
Service Area; provided,  that this restriction does not prohibit the acquisition by a Bunge  Entity of a  business  or entity  which has  invested  in an ethanol production facility to the extent that such investment  constitutes a de minimis portion of the value or activities of such business or entity.

     2.3 Definitions.  For purposes of this Agreement:  (a) the term "Affiliate"
means a Person that directly,  or indirectly through one or more intermediaries, controls  or is  controlled  by,  or is under  common  control  with,  the party specified,  with "control" or "controlled"  meaning the possession,  directly or indirectly,  of the power to direct or cause the direction of the management and policies of a Person,  whether  through the  ownership of voting  securities  or voting interests, by contract or otherwise; (b) the term "Person" shall mean any individual, general partnership, limited partnership, limited liability company, joint venture, trust, business trust,  cooperative,  association or other entity of whatever nature; and (c) the term "Restriction Date" shall mean the date that the Facility first becomes ready for delivery of Corn to the Facility; provided, that  Producer  will notify  Bunge at least  thirty (30) days in advance of such date.  For purposes of this  Agreement,  A-B shall not be deemed an Affiliate of
Bunge.

     3. Term and Termination. The initial term of this Agreement will begin upon the  execution of this  Agreement by both Parties and will  terminate:  (a) upon agreement in writing by both parties; and/or (b) immediately upon termination of the Agency  Agreement  (unless  due to a breach by A-B of its  duties  under the
Agency Agreement).  Notwithstanding  the foregoing,  the

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provisions  of Section 2 will  continue  in full force and effect for so long as the provisions of Section 1.5 of the Agency Agreement are in effect.

4.  Representation.  Each Party  represents and warrants to the other Party that the  execution,  delivery and  performance of this Agreement by it does not, and will not,  violate or  constitute  a breach of or default  under any  indenture, contract or other instrument to which it, its Affiliates or its assets are bound or to which its business is subject.

5.   Governing Law; Disputes.

     5.1  Governing  Law.  This  Agreement  shall be governed by the laws of the state of Iowa, without regard to principles of conflicts of laws.

     5.2 Notice of Dispute.  If any dispute  shall arise under or in  connection with this Agreement, the Parties hereto agree to follow the procedures set forth in this Section 5 in an effort to resolve the dispute prior to the  commencement of any formal proceedings;  provided,  however,  that either Party may institute judicial  proceedings seeking equitable relief or remedies without following the procedures set forth herein.  The Parties shall attempt in good faith to resolve any  dispute  arising  out  of  or  relating  to  this  Agreement,  the  breach, termination,  or  validity  hereof,  or  the  transactions  contemplated  herein promptly by negotiation between representatives who have authority to settle the controversy.  Any Party may give the other Party  written  notice that a dispute exists (a  "Notice  of  Dispute")  setting  forth a  statement  of such  Party's position.  Within  twenty (20)  business  days of the  delivery of the Notice of
Dispute, representatives of the Parties shall meet at a mutually acceptable time and place,  and thereafter as long as they both reasonably  deem  necessary,  to exchange relevant  information and attempt to resolve the dispute. If the matter has  not  been  resolved  within  thirty  (30)  days  of the  disputing  party's delivering its Notice of Dispute,  the dispute shall be referred to the Board of
Managers of Producer and the chief  executive  officer of Bunge who shall within twenty  (20)  additional  days meet to  attempt  in good  faith to  resolve  the dispute.

     5.3 Mediation.  If the matter still has not been resolved within sixty (60)
days of the  delivery  of the  Notice  of  Dispute,  then any  Party may seek to resolve the dispute through mediation  administered by the Commercial  Mediation
Rules of the American  Arbitration  Association.  If the Parties fail to resolve the dispute within  twenty-one (21) days after starting  mediation,  then either
Party may initiate  appropriate  proceedings to obtain a judicial  resolution of the dispute.

     5.4 Negotiations;  Jurisdictional Matters. If a representative of any Party intends to be  accompanied  at a meeting by an  attorney,  the other  negotiator shall be given at least three (3) business  days' notice of such  intention  and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement  negotiations for  purposes  of the  Federal  Rules of  Evidence  and  similar  state rules of evidence. Any proceeding initiated by either Party hereto shall be commenced and prosecuted  in the United  States  District  Courts for the Eastern  District of
Missouri  or the  Western  District  of Iowa or the state  courts  in St.  Louis
County,  Missouri or Des Moines,  Iowa, and any courts to

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which an appeal may be taken,  and each Party hereby  consents to and submits to the personal jurisdiction of each of such courts.

     5.5 Waiver of Jury Trial. EACH PARTY IRREVOCABLY  WAIVES ANY AND ALL RIGHTS
TO A TRIAL BY JURY IN ANY LEGAL  PROCEEDING  ARISING  OUT OF OR  RELATED TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     6. Notices.  All notices required or permitted under this Agreement will be in writing and will be deemed given and made:  (i) if by personal  delivery,  on the date of such delivery,  (ii) if by facsimile, on the date sent (as evidenced by  confirmation of transmission  by the  transmitting  equipment),  (iii) if by nationally  recognized  overnight  courier,  on the next  business day following deposit,  and (iv) if by  certified  mail,  return  receipt  requested,  postage prepaid,  on the  third  business  day  following  such  mailing;  in each  case addressed to the address or facsimile number shown below for such Party, or such other  address or facsimile  number as such Party may give to the other Party by notice:

                  If to Bunge:

                  Bunge North America, Inc.
                  11720 Borman Drive
                  St. Louis, Missouri  63146
                  Attn: Senior Vice President - Bunge Grain
                  Facsimile: (314) 292-2110

                  with copies to:

                  Bunge North America, Inc.
                  11720 Borman Drive
                  St. Louis, Missouri  63146
                  Attn:  General Counsel
                  Facsimile:  (314) 292-2521

                  If to Producer:

                  Southwest Iowa Renewable Energy, LLC
                  712 S. Hwy 6, PO Box 189
                  Oakland, IA 51560-0189
                  Attn: General Manager

                  with copies to:

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                 David E. Gardels
                 Blackwell Sanders Peper Martin LLP
                 1620 Dodge Street, Suite 2100
                 Omaha, NE 68102
                 Facsimile: (402) 964-5050

7. Entire Agreement;  No Third Party Beneficiaries.  This Agreement  constitutes the entire  agreement  between the Parties  with  respect to the subject  matter hereof and supersedes all prior agreements and understandings,  both written and oral,  between  the Parties  with  respect to the subject  matter  hereof.  This
Agreement  does not, and is not intended to,  confer any rights or remedies upon any person other than the Parties (or their Affiliates, successors, assignees or subcontractors to the extent set forth herein).

8.  Amendments;  Waiver.  The Parties may amend this Agreement only by a written agreement of the Parties.  No provision of this Agreement may be waived,  except as  expressly  provided  herein or  pursuant  to a  writing  signed by the Party against  whom the  waiver is  sought  to be  enforced.  No  failure  or delay in exercising  any right or remedy or requiring the  satisfaction  of any condition under this Agreement,  and no "course of dealing" between the Parties,  operates as a waiver or  estoppel  of any right,  remedy or  condition.  A waiver made in writing on one  occasion is  effective  only in that  instance  and only for the purpose  that it is given and is not to be  construed  as a waiver on any future occasion or against any other person.

9. Severability.  If a court or arbitrator with proper  jurisdiction  determines that any provision of this Agreement is illegal, invalid, or unenforceable,  the remaining  provisions of this Agreement  remain in full force.  The Parties will negotiate  in good faith to replace  such  illegal,  invalid,  or  unenforceable provision with a legal,  valid,  and enforceable  provision that carries out the
Parties' intentions to the greatest lawful extent under this Agreement.

10.  Interpretation.  Each  Party has been  represented  by  counsel  during the negotiation  of this  Agreement and agrees that any ambiguity in this  Agreement will not be construed against one of the Parties.

11. Counterparts. This Agreement may be executed by the Parties by facsimile and in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

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IN WITNESS  WHEREOF,  the Parties have caused this  Agreement to be executed the day and year first above written.

BUNGE NORTH AMERICA, INC.              SOUTHWEST IOWA RENEWABLE
                                       ENERGY, LLC

By:     /s/ Bailey Ragan               By:     /s/ David J. Denne
    --------------------------------      --------------------------------------
Name:   Bailey Ragan                   Name:   David J. Denne
Title:  Vice President                 Title:  Chairman

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